SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549
                   -----------------------

                          FORM 8-K


                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


                     September 10, 1995
              (Date of earliest event reported)


                      WITCO CORPORATION
  ---------------------------------------------------------
   (Exact name or registrant as specified in its charter)


    Delaware               1-4654            13-1870000
- ---------------         ------------     ------------------
(State or other         (Commission       (I.R.S. Employer
jurisdiction or             File           Identification
organization)              Number)             Number)




          One American Way
       Greenwich, Connecticut                    06831
- ----------------------------------------       ----------
(Address of principal executive offices)       (Zip Code)



                       (203) 552-2000
    ----------------------------------------------------
    (Registrant's telephone number, including area code)


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Item 5.  OTHER EVENTS

          On September 11, 1995, Witco Corporation (the "Company") announced that it has entered into an agreement and plan of merger dated as of September 10, 1995 with OSi Specialties Holding Company ("OSi"), pursuant to which OSi will become a wholly owned subsidiary of the Company and Witco will pay an aggregate of $486 million in cash for 100% of the outstanding shares of OSi in connection with the merger. Witco will finance the acquisition with cash-on- hand and available bank facilities.

          The merger, which has been approved by the shareholders of OSi, is subject to other customary conditions, including certain domestic and foreign regulatory approvals. The Company and OSi currently anticipate that the transaction will close during the fourth quarter of 1995.

Item 7. FINANCIAL STATEMENT, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

        c.   Exhibits

           2 (a) Agreement and Plan of Merger dated as of September 10, 1995.

           2 (b)  Stockholders Agreement dated as of
                  September 10, 1995.

           2O     Press Release dated September 11, 1995.


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                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         WITCO CORPORATION,

                         by /s/ Dustan E. McCoy
                            -------------------------
                            Name: Dustan E. McCoy
                            Title: Vice President, General
                                   Counsel and Secretary


Date:  September 25, 1995

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                       EXHIBIT INDEX


Exhibit                                             Sequentially
Number                  Exhibit                     Numbered Page
- -------                 -------                     -------------
2 (a)             Agreement and Plan of Merger
                  dated as of September 10, 1995           5

2 (b)             Stockholders Agreement
                  dated as of September 10, 1995          58

20                Press Release dated September 11,
                  1995                                    70



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                                                EXHIBIT 2(a)
============================================================
                AGREEMENT AND PLAN OF MERGER



                           among



                     WITCO CORPORATION,



                     WITSIL CORPORATION



                            and



              OSI SPECIALTIES HOLDING COMPANY




               Dated as of September 10, 1995











============================================================

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                     TABLE OF CONTENTS
                                                        Page


                         ARTICLE I

                         THE MERGER

SECTION 1.1.   The Merger.............................      2
SECTION 1.2.   Closing................................      2
SECTION 1.3.   Effective Time.........................      2
SECTION 1.4.   Effects of the Merger..................      2
SECTION 1.5.   Certificate of Incorporation;
                 By-laws..............................      3
SECTION 1.6.   Directors..............................      3
SECTION 1.7.   Officers...............................      3


                         ARTICLE II

           EFFECT OF THE MERGER ON THE SECURITIES
              OF THE CONSTITUENT CORPORATIONS


SECTION 2.1.   Effect on Capital Stock................      3
SECTION 2.2.   Stock Options..........................      5
SECTION 2.3.   Warrants...............................      6
SECTION 2.4.   Funds Provided by Parent...............      6
SECTION 2.5.   Exchange Procedures....................      7


                        ARTICLE III

               REPRESENTATIONS AND WARRANTIES

SECTION 3.1.   Representations and Warranties of the
                 Company..............................     10
SECTION 3.2.   Representations and Warranties of
                 Parent and Sub.......................     30


                         ARTICLE IV

         COVENANTS RELATING TO CONDUCT OF BUSINESS
                      PRIOR TO MERGER

SECTION 4.1.   Conduct of Business of the Company.....     32
SECTION 4.2.   Other Actions..........................     35


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                         ARTICLE V

                   ADDITIONAL AGREEMENTS

SECTION 5.1.   Access to Information;
                 Confidentiality......................     36
SECTION 5.2.   Commercially Reasonable Best
                 Efforts..............................     37
SECTION 5.3.   Indemnification and Insurance..........     37
SECTION 5.4.   Public Announcements...................     38
SECTION 5.5.   Acquisition Proposals..................     38
SECTION 5.6.   Consents, Approvals and Filings........     39
SECTION 5.7.   Special Severance Arrangements.........     39


                         ARTICLE VI

                    CONDITIONS PRECEDENT

SECTION 6.1.   Conditions to Each Party's Obligation
                 to Effect the Merger.................     40
SECTION 6.2.   Conditions to Obligations of Parent
                 and Sub..............................     41
SECTION 6.3.   Conditions to Obligations of the
                 Company..............................     42


                        ARTICLE VII

             TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1.   Termination............................     43
SECTION 7.2.   Effect of Termination..................     43
SECTION 7.3.   Amendment..............................     43
SECTION 7.4.   Extension; Waiver......................     44
SECTION 7.5.   Procedure for Termination, Amendment,
                 Extension or Waiver..................     44


                        ARTICLE VIII

                     GENERAL PROVISIONS

SECTION 8.1.   Nonsurvival of Representations and
                 Warranties...........................     44
SECTION 8.2.   Fees and Expenses......................     44
SECTION 8.3.   Definitions............................     45
SECTION 8.4.   Notices................................     45
SECTION 8.5.   Interpretation.........................     47

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SECTION 8.6.   Counterparts...........................     47
SECTION 8.7.   Entire Agreement; Third-Party
                 Beneficiaries........................     47
SECTION 8.8.   Governing Law..........................     47
SECTION 8.9.   Assignment.............................     47
SECTION 8.10.  Enforcement ...........................     48


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                AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of
September 10, 1995 (this "Agreement"), among WITCO
CORPORATION, a Delaware corporation ("Parent"), WITSIL
CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and OSI SPECIALTIES HOLDING
COMPANY, a Delaware corporation (the "Company").


                    W I T N E S S E T H
                    - - - - - - - - - -

          WHEREAS, the Board of Directors of each of Parent, Sub and the Company has approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock (as defined in Section 2.1) (excluding shares owned, directly or indirectly, by the Company or any Subsidiary (as defined in Section 8.3) of the Company or by Parent, Sub or any other Subsidiary of Parent and Dissenting Common Shares (as defined in Section 2.1(d)) will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(c));

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of the Company are entering into a stockholders agreement (the "Stockholders Agreement") with Parent and the Company, pursuant to which such stockholders have, among other things, agreed to vote their shares of Company Common Stock in favor of the Merger and the other transactions contemplated by this Agreement and against any other business combination transaction involving the Company; and

          WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the
representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:



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                         ARTICLE I

                         THE MERGER

          SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Upon the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent (the "Surviving Corporation").

          SECTION 1.2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day following the date on which the last of the conditions to be fulfilled or waived set forth in
Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.3. Effective Time. The parties hereto shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as Parent and the Company may agree) a certificate of merger (the "Certificate of Merger") or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

          SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall be and

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become the debts, liabilities and duties of the Surviving
Corporation.

          SECTION 1.5. Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of
Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-Laws of Sub as in effect at the Effective Time shall, from and after the Effective Time, be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.6. Directors. The directors of Sub at the Effective Time shall, from and after the Effective Time, become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.7. Officers. The officers of Sub at the Effective Time shall, from and after the Effective Time, become the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                         ARTICLE II

           EFFECT OF THE MERGER ON THE SECURITIES
              OF THE CONSTITUENT CORPORATIONS

          SECTION 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of (i) any shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), (ii) any shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"),
(iii) any shares of Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock" and collectively with the Common Stock and the Class A Common

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Stock, the "Company Common Stock") or (iv) any shares of
capital stock of Sub:

          (a) Common Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and
Parent-Owned Common Stock. Each share of any class of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or by any Subsidiary of the Company or by Parent, Sub or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties), shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Common Stock. Each share of any class of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Common Shares) shall be converted into the right to receive $42.50 per share net to the holder in cash, without interest, minus the Per Share Transaction Fees (as defined in Section 2.4(b)) (the "Merger Consideration").

          (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of any class of Company Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Common Shares") shall not be converted into or represent the right to receive the Merger Consideration unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect, withdraws or loses any such right to appraisal pursuant to the DGCL, each such share of such holder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section
2.1. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of

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shares of any class of Company Common Stock, and Parent
shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

          (e) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all certificates representing shares of any class of Company Common Stock, other than certificates representing shares to be cancelled in accordance with Section 2.1(b) or Dissenting Common Shares, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.5.

          SECTION 2.2. Stock Options. The Company shall take such action in order that, at the Effective Time, the options granted under the Company's Employee Stock Option Plan or any other stock option plan, agreement or arrangement (collectively, as such plans, agreements or arrangements may have been amended, supplemented or modified from time to time, the "Stock Option Plans") that are unexercised, whether or not then exercisable (the "Options"), shall be extinguished by virtue of the Merger and converted into the right to receive, for each share of Company Common Stock subject to such Option, an amount in cash equal to the excess, if any, of the Merger Consideration for such share over the per share exercise price of such Option (such excess being referred to as the "Option Consideration"), and such amount less the amount of any required withholding taxes shall be paid to the holder of such Option. The surrender of an Option in exchange for the Option Consideration shall constitute a release of any and all rights the holder had or may have had in the Option. Except as set forth in Section 2.2 of the Disclosure Schedule, all Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall be deleted as of the Effective Time, and the Company shall take all action necessary to ensure that, following the Effective Time, no participant in any Stock Option Plan shall have any right

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thereunder to acquire equity securities of the Company, the
Surviving Corporation or any Subsidiary thereof and to terminate all such plans.

          SECTION 2.3. Warrants. The Company shall take such action in order that, at the Effective Time, the Company's warrants to purchase Common Stock issued pursuant to that certain Warrant Agreement, dated as of April 19, 1994, between the Company and Shawmut Bank Connecticut, National Association (the "Warrant Agreement") that are unexercised (the "Warrants"), shall become exercisable, upon surrender of such Warrant, for the Merger Consideration (the Merger Consideration, less the per share exercise price of such Warrant, being referred to as the "Warrant Consideration"). The surrender of a Warrant in exchange for the Warrant Consideration shall constitute a release of any and all rights the holder had or may have had in the Warrant.

          SECTION 2.4. Funds Provided by Parent. (a) Paying Agent. As of the Effective Time and after taking into account any amounts paid by the Company pursuant to Section 2.4(b), (i) Parent shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of each class of Company Common Stock and the holders of the Warrants, cash in an amount sufficient to pay the aggregate Merger Consideration and the aggregate Warrant Consideration (such amount being hereinafter referred to as the "Payment Fund"), (ii) Parent shall pay, or shall cause to be paid, to the Company an amount equal to the aggregate Option Consideration and (iii) the Company shall pay to each holder of Options the amount required to be paid to such holder in respect of such Options as provided in Section 2.2.

          (b) Aggregate Payment. The aggregate amount of funds to be provided by Parent to pay the Merger Consideration, the Option Consideration and the Warrant Consideration (collectively, the "Consideration") pursuant to Section 2.4(a) is $486,000,000, less the Transaction Fees (as defined in Section 3.1(l)). In addition, the Company shall pay to the Paying Agent for deposit into the Payment Fund or to holders of Options, as the case may be, as of the Effective Time an amount equal to the aggregate amount received by the Company pursuant to the exercise of Warrants or Options during the period from the date hereof to but not including the Effective Time. For purposes of this

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Agreement, "Per Share Transaction Fees" means an amount
equal to (i) the amount of Transaction Fees divided by
(ii) the aggregate number of shares of each class of Company Common Stock with respect to which any Consideration is to be paid pursuant to this Article II (whether held directly or subject to an Option or Warrant).

          SECTION 2.5. Exchange Procedures. (a) (i) Subject to subparagraph (ii) below, as soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of any class of Company Common Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to the amount of cash which the aggregate number of shares of such class of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 2.1(c). As soon as practicable after the Effective Time, each holder of an outstanding Warrant shall, upon surrender to the Paying Agent of such Warrant and acceptance thereof by the Paying Agent, be entitled to the amount of cash which such holder shall have the right to receive pursuant to
Section 2.3. The Paying Agent shall accept such certificates or Warrants, as the case may be, upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person (as defined in Section 8.3) other than the person in whose name the certificate representing shares of such class of Company Common Stock or Warrant, as the case may be, surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or Warrant so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate or Warrant, as the case may be, surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of any class of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as

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hereinabove provided.  Until surrendered as contemplated by this Section 2.5(a)(i), each certificate representing shares of any class of Company Common Stock (other than certificates representing shares to be cancelled in accordance with Section 2.1(b) or Dissenting Common Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration or Warrant Consideration.

          (ii) Notwithstanding Section 2.5(a)(i) above and
Section 2.5(b) below, commencing at any time after the selection of the Paying Agent in accordance with Section 2.4(a) and any time thereafter prior to payment by the Paying Agent in accordance with the terms of this Agreement, each holder of an outstanding certificate or certificates which, if presented prior to the Effective Time, represents shares of any class of Company Common Stock or, if presented after the Effective Time, represented shares of any class of Company Common Stock, may surrender to the Paying Agent (at its designated office) such certificate or certificates, which certificates, if presented prior to the Effective Time, shall be held in escrow for such stockholders until the Effective Time by the Paying Agent. Upon such surrender and acceptance thereof by the Paying Agent in accordance with the terms set forth in this Agreement, the Paying Agent shall make payment, on or prior to the next business day (which in no event shall be prior to the Effective Time), via wire transfer in immediately available funds to the account designated in writing by such stockholder, of an amount equal to the product of (x) the aggregate number of shares of such class of Company Common Stock previously represented by such certificate or certificates so surrendered and (y) the Merger Consideration.

          (b) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each record holder of Warrants and certificates, other than a holder of certificates that previously surrendered such certificates in accordance with
Section 2.5(a)(ii), that immediately prior to the Effective Time represented shares of any class of Company Common Stock which shall have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such Warrant or certificates, as the case may

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be, and receiving the consideration to which such holder
shall be entitled therefor pursuant to Section 2.3 or 2.1, as the case, may be.

          (c) No Further Ownership Rights in Company Common Stock. The Consideration paid upon the surrender for exchange of certificates representing shares of any class of Company Common Stock, Options and Warrants thereon, as the case may be, in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of such class of Company Common Stock theretofore represented by such certificates, or such Options or Warrants, as the case may be.

          (d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing shares of any class of Company Common Stock or the Warrants for 120 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of any class of Company Common Stock who theretofore have not complied with this Article II or holders of Warrants that have not exercised their rights set forth in Section 2.3 thereafter shall look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for any Merger Consideration or Warrant Consideration, as the case may be.

          (e) No Liability. None of Parent, Sub, the
Surviving Corporation or the Paying Agent shall be liable to any person in respect of any distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of any class of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c))), any such distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America

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and (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent; provided, however, that any such investment or any such payment of earnings shall not delay the receipt of the Merger Consideration by holders of shares of any class of Company Common Stock or the Warrant Consideration by holders of the Warrants, as the case may be, or otherwise impair such holders' respective rights hereunder. In the event the Payment Fund shall realize a loss on any such investment, Parent shall promptly thereafter deposit in such Payment Fund on behalf of the Surviving Corporation cash in an amount sufficient to enable such Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of such Payment Fund.


                        ARTICLE III

               REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the
Company. The Company represents and warrants to Parent and Sub as follows:

               (a) Organization, Standing and Corporate
Power. Each of the Company and each Subsidiary of the Company (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 8.3) with respect to the Company. The Company and each Subsidiary of the Company has delivered or made available on or prior to August 22, 1995 to Parent complete and correct copies of its Charter and By-laws, as amended to the date of this Agreement.

               (b) Capital Structure. The authorized capital stock of the Company consists of 13,300,000 shares

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of Common Stock, 750,000 shares of Class A Common Stock and
750,000 shares of Class B Common Stock. As of the date hereof: (i) 9,347,350 shares of Common Stock were issued and outstanding, 1,245,375 shares of Common Stock were reserved for issuance upon exercise of outstanding Options (in each case at an exercise price of $4.00 per share), 257,493 shares of Common Stock were reserved for issuance upon exercise of the Warrants (in each case at an exercise price of $8.00 per share) and 17,500 shares of Common Stock were held by the Company in its treasury;
(ii) 750,000 shares of Class A Common Stock were issued and outstanding; and (iii) all shares of Class B Common Stock were reserved for issuance upon conversion of the Class A Common Stock. Except as set forth above, as of the date hereof, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. Except as set forth in Section 3.1(b)(1) of the Disclosure Schedule, all outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plans or the Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company or any Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any Subsidiary of the Company may vote are issued or outstanding. All of the outstanding shares of capital stock or quotas, as the case may be, of each Material Subsidiary (as defined in Section 8.3) are owned, directly or indirectly, by the Company, except with respect to certain shares issued as directors' qualifying shares. All the outstanding shares of capital stock or quotas, as the case may be, of each Material Subsidiary have been validly issued, are fully paid and nonassessable and are free and clear of all pledges, claims, liens, charges, restrictions, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except with respect to certain shares pledged as collateral pursuant to (A) that certain Pledge Agreement, dated as of April 19, 1994, between the Company and Shawmut Bank Connecticut, National Association, entered into in connection with the Company's issuance of its 11-1/2%
Series B Senior Secured Discount Debentures due 2004 (the "Debentures") and (B) that certain Pledge Agreement, dated as of July 9, 1993, entered into by OSi Specialties, Inc. ("OSi Inc.") in connection with that certain Amended and Restated Credit Agreement dated as of July 8, 1993 and amended and restated as of September 2, 1994 (the "Credit

                       Page 19 of 70
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

Agreement"), between OSi Inc., the financial institutions party thereto and Chase Manhattan Bank (National Association), as administrative agent for such financial institutions. Except as set forth in Section 3.1(b)(2) of the Disclosure Schedule and other than with respect to directors' qualifying shares, neither the Company nor any Subsidiary of the Company is a party to or is bound by
(x) any outstanding or authorized option, warrant, call, subscription or other right, agreement or commitment which obligates the Company or any Subsidiary of the Company to issue, deliver, sell or transfer, purchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, purchased, redeemed or otherwise acquired, any shares of the capital stock or other voting securities (including voting debt securities) of the Company or any Subsidiary of the Company, or which obligates the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, subscription, right, commitment or agreement, or (y) any shareholder agreements, voting trusts or other agreements or understandings relating to the voting of any shares of capital stock or other voting securities (including voting debt securities) of the Company or any Subsidiary of the Company. Section 3.1(b)(2) of the Disclosure Schedule sets forth a true and complete list of the Subsidiaries of the Company. Except for the capital stock of its Subsidiaries or as otherwise set forth on
Section 3.1(b)(2) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

               (c) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. To the Company's knowledge, no state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Stockholders Agreement or any of the transactions contemplated hereby or thereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this

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

Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Charter or By-laws of the Company or the comparable documents of any Subsidiary of the Company, (ii) except as set forth in
Section 3.1(c) of the Disclosure Schedule, subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under,
(x) any indenture or other agreement, permit, concession, franchise, license, mortgage, lease, Benefit Plan (as defined in Section 3.1(h)) or similar obligation, instrument or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets is bound or affected or (y) any credit agreement or similar obligation, instrument or undertaking to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, domestic or foreign, applicable to the Company or any of its Subsidiaries or their respective properties or assets, which, in the case of clauses (ii) and (iii) above, would have a Material Adverse Effect with respect to the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any court, governmental agency or regulatory authority, domestic or foreign (a "Governmental Entity"), which has not been received or made, is required by or with respect to the Company or any Material Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (A) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger, (B) the filing with the SEC of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (D) such filings as may be required in connection

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

with any state, local or foreign tax which is attributable to beneficial ownership of real property, if any, by the Company or any of its Subsidiaries, (E) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(c)(E) of the Disclosure Schedule and
(F) any applicable filings under state anti-takeover laws, or filings, authorizations, consents or approvals the failure to make or obtain which would not have a Material Adverse Effect with respect to the Company.

               (d) SEC Documents. (i) Each of the Company and OSi Inc. has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company or OSi Inc., as the case may be (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); and
(ii) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a Filed SEC Document (as defined in Section 3.1(f)), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) Financial Statements. (i) The audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31, 1994 and those of OSi Inc. and its consolidated Subsidiaries as of December 31, 1993 and the audited statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the year ended December 31, 1994 and those of OSi Inc. and its consolidated Subsidiaries for the six months ended December 31, 1993, in each case together with the notes related thereto, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting

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

principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          (ii) The unaudited condensed consolidated balance sheets of the Company and its consolidated Subsidiaries and the related unaudited condensed consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries, in either case together with the notes related thereto, that are included in the SEC Documents that have been filed since December 31, 1994, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles for interim financial information applied on a consistent basis during such periods (except as may be indicated in the notes thereto) and, subject to normal year end audit adjustments, fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, and any adjustments that are included therein are of a normal and recurring nature.

               (f) Absence of Certain Changes or Events; No
Undisclosed Material Liabilities. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 3.1(f) of the Disclosure Schedule, since December 31, 1994, the Company and its Subsidiaries have conducted their business only in the ordinary course (other than with respect to the process established by the Company for entertaining offers to acquire the Company), and there has not been (i) any change which would have a Material Adverse Effect with respect to the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock,
(iii) any split, combination or reclassification of any of the Company's outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's outstanding capital stock, (iv) (A) any granting by the Company or any of its Subsidiaries to any executive officer or other employee of the Company or any of its

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

Subsidiaries of any increase in compensation (including bonuses), except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1994,
(B) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1994 or (C) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer,
(v) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting its assets or liabilities, except insofar as may have been required by a change in generally accepted accounting principles, (vi) any write-off or write-down of, or any determination to write off or write down, any asset of the Company or any of its Subsidiaries or any portion thereof, the result of which individually or in the aggregate would have a Material Adverse Effect with respect to the Company, (vii) any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any license, permit, or other form of authorization of the Company or any of its Subsidiaries, the result of which individually or in the aggregate would have a Material Adverse Effect with respect to the Company, or (viii) any agreements by the Company to do any of the things described in the preceding clauses (i) through (vii) other than as expressly contemplated or provided for herein. Except as set forth in the most recent Filed SEC Document, as of the date of this Agreement there are no material liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would otherwise have been required by applicable law or by generally accepted accounting principles to be disclosed in such Filed SEC Document had it arisen prior to the date of such Filed SEC Document.

               (g) Absence of Changes in Benefit Plans.
Except as disclosed in the Filed SEC Documents or in Section 3.1(g) of the Disclosure Schedule, since July 1, 1995, neither the Company nor any of its Subsidiaries has adopted or amended in any material respect or agreed to adopt or amend in any material respect any collective bargaining agreement or any Benefit Plan, except as required by applicable law.

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

               (h) Employee Benefit Plans. Section 3.1(h) of the Disclosure Schedule identifies each employee benefit plan (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other benefit or compensation plan, program or arrangement maintained, administered or contributed to by the Company or any ERISA Affiliate (as defined in Section 8.3) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries (the "Benefit Plans"). The Company has delivered or made available to Parent on or prior to August 22, 1995 true, complete, correct and current copies of (w) each Benefit Plan (or, in the case of any unwritten Benefit Plans, true, complete, correct and current descriptions thereof), (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan of the Company or any Material Subsidiary for which such summary plan description is required and (z) each currently effective trust agreement and insurance or group annuity contract, including related actuarial report, relating to any Benefit Plan of the Company or any Material Subsidiary. The information furnished by the Company to the actuary in connection with the preparation of each actuarial report in clause (z) above was complete and accurate in all material respects, and the Company has no reason to believe that any conclusion in any such actuarial report is inaccurate.

          Except as set forth in Section 3.1(h) of the Disclosure Schedule, with respect to the Benefit Plans of the Company and the Material Subsidiaries:

               (i) none of such Benefit Plans is a
"multiemployer plan" within the meaning of Section 3(37) of ERISA;

              (ii) none of such Benefit Plans is subject to Title IV of ERISA ("Pension Plans");

             (iii) none of such Benefit Plans promises or provides retiree medical or life insurance benefits to any person, including through any organization described in
Section 501(c)(9) of the Code;

              (iv) no employee of the Company or any
Material Subsidiary will be entitled to additional benefits, increase of a benefit amount, the payment of a contingent

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

benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

               (v) each such Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Benefit Plan;

              (vi) each such Benefit Plan has been
administered in all material respects in accordance with its terms and the Company, each Material Subsidiary (with respect to their respective duties and obligations under each of such Benefit Plans) and such Benefit Plans are in compliance in all material respects with applicable provisions of ERISA, the Code and any other applicable law, and there are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of such Benefit Plans), suits or proceedings against or involving any such Benefit Plan or asserting any rights or claims to benefits under any such Benefit Plan that could give rise to any material liability, and there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding;

             (vii) neither the Company nor any ERISA
Affiliate has incurred any direct or indirect liability under, arising out of or by operations of Title IV of ERISA in connection with the termination of, or withdrawal from, any such Benefit Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability;

           (viii) (1) as of December 31, 1993, there was no "accumulated funding deficiency" (as defined in Section
412 of the Code) with respect to any pension plan of the Company or any ERISA Affiliate, whether or not waived, and since that date there has been no material increase in benefits under any such plan, and (2) all contributions required to be made to any Benefit Plan have been timely made and all such contributions for any period ending on or before the Effective Time that are not yet, but will be, required to be made, will be properly accrued and provided for;

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

              (ix) nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any such Benefit Plan has made or will make the Company or any Material Subsidiary, any of their employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any such Benefit Plan to the tax or sanctions imposed by
Section 4975 of the Code or Title I of ERISA; no pension plan of the Company or any ERISA Affiliate has been terminated or has been the subject of a reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any such Benefit Plan; and none of the Company, any Material Subsidiary, and to the knowledge of the Company, any trustee, administrator or other fiduciary of any such Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject the Company, any such Material Subsidiary or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law;

               (x) the information concerning the funded status of any pension plan of the Company and any Subsidiary of the Company described in the Company's Form 10-K for the year ended December 31, 1994 is accurate in all material respects;

              (xi) neither the Company nor any ERISA
Affiliate has (a) engaged in a transaction described in
Section 4069 of ERISA that could subject the Company or any Subsidiary of the Company to liability at any time after the date hereof or (b) acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related charges under (x) Section 502(c), (i) or (l) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code; and

             (xii) each Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA) may be amended or terminated without material liability to the Company or any of its Subsidiaries at any time after the Effective Time; and the Company and its Subsidiaries comply with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

               (i) Taxes. (i) Since July 9, 1993, each of the Company, the Material Subsidiaries and the Company Group

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

(as defined below) has timely filed all Tax returns and reports required to be filed by it (collectively, "Company Returns") or requests for extensions to file Company Returns have been timely filed, granted and have not expired. As of the date of this Agreement, the Company has no reason to believe that the Company Returns did not, as of the respective times of filing, correctly reflect the facts regarding income, business assets, operations, activities, status and the Tax liability of the Company, the Material Subsidiaries and the Company Group, except for any such inaccuracies that would not have a Material Adverse Effect with respect to the Company, the applicable Material Subsidiary or the Company Group, as the case may be. For purposes of this paragraph, Company Returns shall be deemed to include any Tax return for the 1994 taxable year, which shall be deemed to be filed on the date hereof even if filed after the date hereof. The Company, each Material Subsidiary and the Company Group have timely paid (or the Company has timely paid on such Material Subsidiary's and Group's behalf) all Taxes shown as due on Company Returns, and has made or will make provision for Taxes payable for any taxable period, or portions thereof, that begins before the Effective Time and for which no Company Returns have been filed.

              (ii) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company, any Material Subsidiary or the Company Group that are not adequately reserved for, as determined in accordance with generally accepted accounting principles, in the most recent financial statements contained in the Filed SEC Documents, and, except as set forth in Section 3.1(i) of the Disclosure Schedule, no requests for waivers of the time to assess any such Taxes have been granted or are pending. Except as set forth in Section 3.1(i) of the Disclosure Schedule, at the date hereof, none of the Company Returns have been examined by the United States Internal Revenue Service or any other appropriate taxing authority.

             (iii) Except as set forth in Section 3.1(i) of the Disclosure Schedule, no federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are pending at the date hereof with regard to any federal, state or local income or franchise Taxes for which the Company, any Material
Subsidiary or the Company Group would be liable.

              (iv) None of the Company, any of its
Subsidiaries or the Company Group has any contractual

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

obligations under any Tax sharing agreement with any corporation that, as of the Effective Time, is not a member of the Company Group.

               (v) As used in this Agreement, "Taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever together with any interest and any penalties or additions to tax imposed by any taxing authority. As used in this Agreement, "Company Group" shall mean with respect to Federal income Taxes, the Affiliated group of corporations (as defined in Section 1504(a) of the Code) of which the Company is a member and, with respect to state or local income or franchise Taxes or foreign Taxes, the consolidated, combined or unitary group of which the Company or any of its Affiliates is a member.

               (j) Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the shares of all classes of Company Common Stock entitled to vote thereon, voting together as a single class, with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement. The Company (i) has obtained such approval pursuant to the written consent of the holders of a majority of the outstanding Company Common Stock entitled to vote thereon and (ii) will send written notice of such approval to the extent necessary to each holder of shares of Company Common Stock who did not so consent, in each case in accordance with Section 228 of the DGCL.

               (k) Compliance with Applicable Laws. Each of the Company and each Material Subsidiary has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted ("Permits", including Permits required under Environmental Law). Since July 9, 1993, there has occurred no default under any such Permit held by the Company or any Material Subsidiary, except for the lack of Permits and for defaults under Permits which lack or defaults is not reasonably likely to have a Material Adverse Effect with respect to the Company or such Material Subsidiary, as the case may be (and further qualified, in the case of OSi Specialties do Brazil Ltda.,

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

to the knowledge of the Company). Except as disclosed in the Filed SEC Documents or as set forth in Section 3.1(k) of the Disclosure Schedule, each of the Company and each Material Subsidiary is in compliance with the terms of the Permits and with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which is not reasonably likely to have a Material Adverse Effect with respect to the Company or such Material Subsidiary, as the case may be (and further qualified, in the case of OSi Specialties do Brazil Ltda., to the knowledge of the Company).

               (l) Brokers; Schedule of Fees and Expenses.
No broker, investment banker, financial advisor or other person, other than Donaldson, Lufkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by the Company and will be deducted from the amount of the Consideration payable by Parent and Sub pursuant to Article II, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. "Transaction Fees" means the aggregate amount of out-of-pocket professional and financial advisory fees and expenses incurred and to be incurred by the Company prior to the Effective Time in connection with this Agreement and the transactions contemplated by this Agreement (including the fees of the Company's legal counsel), an estimate of which is set forth in Section 3.1(l) of the Disclosure Schedule. The Transaction Fees will be deducted from the amount of Consideration payable by Parent and Sub pursuant to Article II.

               (m) Litigation, etc. As of the date hereof, except as disclosed in Section 3.1(m) of the Disclosure
Schedule, there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company before any Governmental Entity which could reasonably be expected to have a Material
Adverse Effect with respect to the Company or such Subsidiary, as the case may be (and further qualified, in the case of any Subsidiary of the Company that is not a Material Subsidiary, with respect to any such pending suit, claim, action or proceeding, to the knowledge of the Company). As of the date hereof, there are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened, seeking to prevent, hinder or materially delay the transactions

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

contemplated by this Agreement. Neither the Company nor any Subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a Material Adverse Effect with respect to the Company or such Subsidiary, as the case may be (and further qualified, in the case of any Subsidiary of the Company that is not a Material Subsidiary, to the knowledge of the Company).

               (n) Intellectual Property. Section 3.1(n) of the Disclosure Schedule sets forth a true and complete list as of the date hereof (i) all United States and foreign patents, trademark and service mark registrations, copyright registrations and applications for the Company or any Material Subsidiary owned by or licensed to the Company or any Material Subsidiary (in each case, free and clear of any Liens in respect of such owned or licensed interests, as the case may be, other than Liens existing pursuant to the Credit Agreement) which are material to the conduct of the business of the Company and the Material Subsidiaries taken as a whole; (ii) all licenses granted to or by the Company or any Material Subsidiary pursuant to written agreement pertaining to patents, patent applications, proprietary technology, inventions, trademarks, service, marks, trade names and copyrights (collectively "Intellectual Property") which are material to the conduct of the business of the Company and the Material Subsidiaries taken as a whole;
(iii) all written development and settlement agreements pertaining to Intellectual Property which are material to the conduct of the business of the Company or any Material Subsidiary; and (iv) all suits, actions, proceedings (including infringement, misappropriation, interference, opposition, revocation, cancellation and conflict proceedings) and written claims presently pending or, to the knowledge of the Company, threatened, and all final orders, injunctions, judgments, writs, edicts, awards and decrees presently outstanding, pertaining to any Intellectual Property that is either (a) described in this Section 3.1(n), or (b) owned by any third party and asserted (or, to the knowledge of the Company, threatened in writing since July 9, 1993 to be asserted) against the Company or any Material Subsidiary.

               (o) Environmental Laws. (i) The operations of the Company and the Material Subsidiaries, since July 9, 1993, have been and are in compliance with all Environmental Laws (as defined herein), other than for such noncompliance that would not have, individually or in the aggregate, a

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

Material Adverse Effect with respect to the Company or such Material Subsidiary, as the case may be. The Company and the Material Subsidiaries have obtained and are in compliance with all Permits required under Environmental Laws, other than such Permits the absence of which or the noncompliance with which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company or such Material Subsidiary, as the case may be, and all such Permits are freely transferable or will remain in full force and effect under the circumstances contemplated by the Merger and the other transactions contemplated by this Agreement.

              (ii) The Company and the Material
Subsidiaries have no actual or contingent liabilities with respect to any release, as such term is defined under any Environmental Law, since July 9, 1993 of Hazardous Materials (as defined herein) at any currently or previously owned or operated property or in connection with the off-site shipment of such Hazardous Materials which would have a Material Adverse Effect with respect to the Company or such Material Subsidiary, as the case may be, nor is the Company aware of any circumstances, facts or conditions that could reasonably be expected to give rise to such liabilities.

             (iii) The Company and the Material
Subsidiaries have provided to Parent all environmentally related audits, studies, reports, analyses and results of investigations that have been performed by or on behalf of the Company since July 9, 1993 with respect to currently or previously owned, leased or operated properties.

              (iv) Except as set forth in Section 3.1(o) of the Disclosure Schedule or to the extent any such matter would not result in a Material Adverse Effect with respect to the Company or a Material Subsidiary, as the case may be,
(A) neither the Company nor such Material Subsidiary, and to the knowledge of the Company, no other Person has, since July 9, 1993, disposed of, released, as such term is defined under any Environmental Law, or placed any Hazardous Materials on, under or at any property owned, operated or leased by the Company or such Material Subsidiary other than in compliance with applicable Environmental Law; (B) there are no polychlorinated biphenyls (PCBs), no friable asbestos-containing materials, no underground storage tanks used to store Hazardous Materials at any property owned, operated, or leased by the Company or such Material Subsidiary; and (C) there are no Liens arising under or pursuant to any applicable

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Environmental Laws on property owned, operated by the
Company or such Material Subsidiary.

               (v) For purposes of this Agreement,
"Hazardous Materials" means any substance, material or waste which is regulated by any local, state or federal governmental body in the jurisdiction in which the Company or any Material Subsidiary conducts business, or the United States, including any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including petroleum products, asbestos, radioactive material and polychlorinated biphenyls. For purposes of this Section, "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, decree, order or rule of common law in any way relating to human health and safety or the environment including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as each has been amended from time to time, the regulations promulgated pursuant thereto, and any, Permits required thereunder.

               (p) Title to Properties; Encumbrances. Except as set forth in Section 3.1(p) of the Disclosure Schedule, each of the Company and the Material Subsidiaries has good and valid title to (a) all material tangible properties and assets (real and personal) owned by the Company and the Material Subsidiaries, respectively, including all the properties and assets reflected in the consolidated balance sheet as of December 31, 1994, except as indicated in the notes thereto and except for any such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, and (b) all the tangible properties and assets purchased by the Company and any Material Subsidiary since June 30, 1995, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, in each case subject to no Lien, in each case except for (1) Liens reflected in the Company's most recently audited

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consolidated financial statements included in the Filed SEC
Documents, (2) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by the Company or any Material Subsidiary in the operation of its respective business as presently conducted and (3) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent.

               (q) Real Property; Leases of Real Property.
Section 3.1(q) of the Disclosure Schedule contains a complete and correct list of the real property owned by or leased to the Company and/or any Material Subsidiary, and with respect to such leased property, all material lease agreements relating thereto. Except as set forth in Section 3.1(q) of the Disclosure Schedule, all of such leases are in full force and effect. Complete and correct copies of each such lease have been furnished or made available to Parent on or prior to August 22, 1995. Assuming such leases constitute the valid and binding agreement of the third parties party thereto, except as set forth in Section 3.1(q) of the Disclosure Schedule, all such leases are valid and binding obligations of the Company and the Material Subsidiaries, as the case may be, have not been amended or modified, and upon consummation of the transactions contemplated hereby, will continue to entitle the Company or any such Material Subsidiary (as the case may be) to the use and possession of the real property specified in such leases and for the purposes for which such real property is now being used by the Company or any such Material Subsidiary (as the case may be). Except as set forth in Section 3.1(q) of the Disclosure Schedule, neither the Company nor any Material Subsidiary is in default or, since July 9, 1993, has received written notice of default under any such lease, and to the Company's knowledge, there has been no default thereunder by any third party.

               (r) Insurance. Section 3.1(r) of the
Disclosure Schedule contains a complete and correct list of all fire and other casualty and liability insurance policies covering the Company and/or the Material Subsidiaries, and such policies are in full force and effect. Complete and correct copies of the commitments in respect of each such policy have been furnished or made available to Parent.

               (s) Material Contracts. Except as listed in
Section 3.1(s) of the Disclosure Schedule, neither the

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

Company nor any Material Subsidiary is a party to any
(i) material contract not made in the ordinary course of business; (ii) contract for the employment of any officer or key employee; (iii) franchise, distributorship or sales agency agreement providing for annual payments thereunder in excess of $1,000,000; (iv) contract for the future purchase of materials, supplies, merchandise or equipment providing for annual payments thereunder in excess of $1,000,000;
(v) agreement for the sale or lease of any of the assets of the Company and/or any Material Subsidiary other than in the ordinary course of business; (vi) contract or commitment for capital expenditures in excess of $1,000,000;
(vii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar agreement with respect to any material real or personal property of the Company and/or any Material Subsidiary; (viii) lease of machinery or equipment involving annual payments in excess of $1,000,000; (ix) agreement with a labor union or labor association; (x) loan or credit agreement, note, bond, mortgage, indenture or other agreement or instrument pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred (other than indebtedness issued by a Subsidiary of the Company to the Company or another of its Subsidiaries) (where "indebtedness" for this purpose shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person under conditional sale or other title retention agreements or as part of deferred purchase price arrangements, (D) all capitalized lease obligations of such person, (E) all obligations of other persons secured, guaranteed or otherwise assumed by such person, (F) all obligations of such person under interest rate or currency hedging transactions and (G) all letters of credit issued for the account of such person), and Section 3.1(s) of the Disclosure Schedule sets forth the Company's consolidated long-term debt (net of cash and cash equivalents) position as of August 31, 1995 as would have been stated in a consolidated balance sheet at such date prepared in accordance with generally accepted accounting principles;
(xi) except as set forth in Schedule 3.1(h) of the Disclosure Schedule, stock option, retirement, severance, pension, bonus, profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits; (xii) any agreement providing for the indemnification of any officer, director or employee;
(xiii) consulting agreement providing for annual payments

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

thereunder in excess of $1,000,000; or (xiv) any non-compete or similar agreement which in any way restricts the operation of the Company's business, other than restrictions in licenses providing for the exclusive use of certain Intellectual Property. Complete and correct copies of each such agreement have been furnished or made available to Parent. Except as set forth in Section 3.1(s) of the Disclosure Schedule, the Company and each Material Subsidiary party thereto have performed all of the obligations required to be performed by them to date and
(x) are not in default in any material respect under any of the agreements, leases, contracts or other documents referred to in clause (iv) above that are identified in
Section 3.1(s) of the Disclosure Schedule and (y) are not in default in any respect under any of the other agreements, leases, contracts or other documents not referred to in clause (x) that are identified in Section 3.1(s) of the Disclosure Schedule, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Except as set forth in Section 3.1(s) of the Disclosure Schedule, to the Company's knowledge, no party with whom the Company or any Material Subsidiary has an agreement which is of material importance to the businesses of the Company or such Material Subsidiary taken as a whole is in material default thereunder. Except as disclosed in Section 3.1(s) of the Disclosure Schedule or in the express terms of any such agreement furnished or made available to Parent, consent of the other parties to each such agreement is not required in order for the Surviving Corporation to retain all rights under each such agreement.

               (t) Labor Disputes. There are no strikes or other labor disputes (other than possible individual employee grievances) against the Company or any Material
Subsidiary pending or, to the knowledge of the Company, threatened.

               (u) Related Party Transactions and Interests. Except with respect to certain intercompany arrangements in the ordinary course of business and as disclosed in the Filed SEC Documents and except with respect to the fees and expenses payable to Donaldson, Lufkin & Jenrette Securities Corporation referred to in Section 3.1(i), neither the Company nor any executive officer or director of the Company or OSi Inc. (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of the Material Subsidiaries in excess of $60,000 principal amount in the aggregate or (ii) owns any direct or indirect

                       Page 36 of 70
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

interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Material Subsidiary, (B) engaged in a business related to the business of the Company and the Material Subsidiaries or (C) participating in any transaction to which the Company or any Material Subsidiary is a party. Notwithstanding anything in the foregoing to the contrary, the Company or any executive officer or director of the Company or any Material Subsidiary may make investments in a company or companies whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, which investment does not give the Company the right to control or influence the policy decisions of any such company.

               (v) Unlawful Payments and Contributions. To the knowledge of any director or executive officer of the Company, neither the Company, any Subsidiary nor any of their respective directors, officers or any of their respective employees or agents has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person.

               (w) No Actions Relating to Silicone Gel.
During the period from and after July 9, 1993, neither the Company nor any of its Subsidiaries, affiliates, directors, officers, employees or agents (i) has engaged in the production or distribution of silicone gel for use in connection with any of the Specified Purposes (as defined herein) or (ii) has conducted research on, provided information regarding, or in any manner facilitated any person with the production or distribution of, silicone gel for use in connection with any of the Specified Purposes.
For purposes of this Agreement, "Specified Purposes" means those purposes referred to in Section 3.2(iii) of the Asset
Purchase and Sale Agreement dated as of April 12, 1993 between Union Carbide Chemicals and Plastics Company Inc.
("Union Carbide") and OSi Inc. (the "Union Carbide
Agreement").

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


          SECTION 3.2. Representations and Warranties of
Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

               (a) Organization, Standing and Corporate
Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent. Parent has delivered, and Sub will deliver, to the Company complete and correct copies of their Certificates of Incorporation and By-laws, as amended to the date of this Agreement.

               (b) Authority; Noncontravention. Parent and
Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and by Parent, as the sole stockholder of Sub. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with any of the provisions of the Certificates of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession,

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

franchise, license, credit agreement, mortgage, lease, employee benefit plan or similar obligation, instrument or undertaking to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, domestic or foreign, applicable to Parent or Sub or their respective properties or assets which, in the case of clauses (ii) and (iii) above, would have a Material Adverse Effect with respect to Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (A) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (B) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (D) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(c)(E) of the Disclosure Schedule and
(E) any applicable filings under state antitakeover laws, or filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a Material Adverse Effect with respect to Parent.

               (c) Voting Requirements. No vote of the
holders of the shares of any class or series of capital stock of Parent is necessary to approve this Agreement or consummate the transactions contemplated by this Agreement.

               (d) No Prior Activities. Sub has not
incurred, and will not incur, directly or through any Subsidiary, any liabilities or obligations for borrowed money or otherwise, except incidental liabilities or obligations not for borrowed money incurred in connection with its organization and except in connection with obtaining financing in connection with the Merger. Except as contemplated by this Agreement, Sub (i) has not engaged, directly or through any Subsidiary, in any business

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

activities of any type or kind whatsoever, (ii) has not entered into any agreements or arrangements with any person and (iii) is not subject to or bound by any obligation or undertaking.

               (e) Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan &
Co. Incorporated and The Chase Manhattan Bank, N.A., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

               (f) Financing. The Parent has access to funds necessary to consummate the Merger and the transactions contemplated thereby, and to pay all related fees and expenses.

               (g) Employee Benefit Plans. Parent intends to cause the Surviving Corporation and its Subsidiaries to maintain for a period of two years following the Effective Time employee benefit plans, arrangements or policies (other than stock based plans) which provide benefits to employees of the Surviving Corporation and its Subsidiaries that are comparable in the aggregate to those currently provided by the Benefit Plans. Thereafter, Parent intends to maintain health and welfare plans which provide benefits to such employees that are at least comparable in the aggregate to those enjoyed by similarly situated employees of Parent or its relevant foreign subsidiaries.


                         ARTICLE IV

         COVENANTS RELATING TO CONDUCT OF BUSINESS
                      PRIOR TO MERGER

          SECTION 4.1. Conduct of Business of the Company. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the

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foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Parent:

               (i) (x) declare, set aside or pay any
dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities except, in the case of this clause (z), for (A) the acquisition of shares of Common Stock from holders of Options in full or partial payment of the exercise price payable by such holder upon exercise of Options outstanding on the date of this Agreement and in accordance with their present terms and (B) the purchase of shares of Common Stock from a holder thereof in the ordinary course of business in connection with the termination of such holder's employment with the Company or a Subsidiary of the Company;

              (ii) issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Options outstanding on the date of this Agreement and in accordance with their present terms;

             (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

              (iv) acquire (by merger, acquisition of stock or assets or otherwise) (A) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that individually or in the aggregate are material to the Company and its Subsidiaries taken as a whole, except purchases of inventory, supplies and assets acquired through capital expenditures permitted under clause (x) below in the ordinary course of business;

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               (v) sell, lease, license, mortgage or
otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets except in the ordinary course of business (which shall include all Liens arising under the Credit Agreement);

              (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than (x) indebtedness owing to, or guarantees of indebtedness owing to, the Company or any direct or indirect wholly owned Subsidiary of the Company, (y) long-term indebtedness incurred pursuant to the financing plan attached hereto as Schedule A or (z) additional immaterial amounts of short-term indebtedness incurred in the ordinary course of business, in respect of which the Company shall provide a weekly written report to Parent detailing all such indebtedness, or (B) make any loans or advances to any other person, other than to the Company or to any direct or indirect wholly owned Subsidiary of the Company and other than routine business travel and entertainment advances to employees;

             (vii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

            (viii) except in the ordinary course of
business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

              (ix) except as required to comply with
applicable law or as otherwise expressly required by this Agreement, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of any director, officer or employee, except in accordance with the Company's 1995 salary plan included in the Company's budget (a copy of which has been provided to

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

Parent), (C) pay any benefit not provided for under any Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder), except for amounts accrued therefor in accordance with the Company's 1995 salary plan included in the Company's budget (a copy of which has been provided to Parent), or (E) take any action to fund or in any other way secure the payment of compensation or benefits in excess of amounts required to be so funded or paid under the terms of any employee plan, agreement, contract, arrangement or Benefit Plan existing on the date hereof;

               (x) make any new capital expenditure or
expenditures in excess of those set forth in Section 4.1 of the Disclosure Schedule which individually is in excess of $1,000,000 or in the aggregate is in excess of $5,000,000;

              (xi) (A) except as it may relate to any Tax return for the 1994 taxable year, make any Tax election affecting a material amount of Tax liability or (B) settle or compromise any material Tax liability;

             (xii) take any action other than in the
ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the payments of accounts payable, collection of accounts receivable or any other component of working capital; and

            (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          SECTION 4.2. Other Actions. (a) The Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or
(ii) any of the conditions of the Merger set forth in
Article VI not being satisfied.

               (b) From the date hereof until the Effective
Time, (i) the Company and its Subsidiaries will file all material Tax returns, statements, reports and forms

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

(collectively, the "Company Post-Signing Returns") required to be filed with any taxing authority in accordance with all applicable laws, (ii) the Company and its Subsidiaries will timely pay all Taxes shown as due and payable on the Company Post-Signing Returns that are so filed and as of the time of filing, the Company Post-Signing Returns will correctly reflect the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries in all material respects, (iii) the Company and its Subsidiaries will make provision for all Taxes payable by the Company and its Subsidiaries for which no Company Post-Signing Return is due prior to the Effective Time and
(iv) the Company and its Subsidiaries will promptly notify Parent of any action, suit, proceeding, investigation, audit or claim pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a significant adverse effect of the Company's Tax liabilities or other Tax attributes. In addition, the Company and the Material Subsidiaries shall take any actions necessary to cause any tax sharing or similar agreements with respect to or involving the Company and any Material Subsidiary to be terminated as of the Effective Time, with no liability thereunder continuing thereafter.


                         ARTICLE V

                   ADDITIONAL AGREEMENTS

          SECTION 5.1. Access to Information;
Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the officers, employees, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Parent such information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request. Parent will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates (as defined in Section 8.3) to hold, any information obtained from the Company in confidence in accordance with the provisions of the

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

confidentiality agreement previously entered into between Parent and the Company.

          SECTION 5.2. Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article VI.

          SECTION 5.3. Indemnification and Insurance. Parent and Sub agree that all rights to indemnification and exculpation from liability for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms (whether or not actually amended pursuant to Section 1.5(b) or otherwise) for a period of not less than six years from the Effective Time. Parent shall cause to be maintained for a period of three years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors or officers of the Company or any Subsidiary on the date of this Agreement, so long as the annual premium therefor would not be in excess of 175% of the last annual premium paid prior to the date of this Agreement (175% of such premium, the "Maximum Premium"); provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of Parent or any of its Subsidiaries, so long as (i) the issuer thereof has at least an equal claims-paying ability and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance to the extent commercially available. If the existing D&O Insurance expires, is terminated or cancelled during such three-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such

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

period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance to the extent commercially available. The Company represents to Parent that the Maximum Premium is $341,250.

          SECTION 5.4. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 5.5. Acquisition Proposals. The Company, its Subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) (collectively, the "Company Representatives") shall immediately cease any discussions or negotiations with any person other than Parent that may be ongoing with respect to an Acquisition Proposal (as defined below). From and after the date hereof until the termination of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries or Company Representatives to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Parent orally (within one business day), and at any time after five days after the date of this Agreement, in writing (as promptly as practicable) of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal or any inquiry which is intended to lead to any Acquisition Proposal. The Company will keep Parent fully informed orally (within one business day) and in writing (as promptly as practicable) of all the relevant details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger,

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consolidation, share exchange or similar transaction
involving the Company or any Material Subsidiary, or any purchase of all or any significant portion of the assets of the Company or any Material Subsidiary, or any equity interest in the Company or any Material Subsidiary, other than the transactions contemplated hereby. Notwithstanding the foregoing, the Company may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and may make any disclosure to the Company's stockholders which, in the good faith judgment of the Board of Directors of the Company based on the advice of its legal advisors, may be required under applicable law.

          SECTION 5.6. Consents, Approvals and Filings. (a) The Company and Parent will make and cause their respective Subsidiaries to make all necessary filings, as soon as practicable, including those required under the HSR Act, the Securities Act and the Exchange Act in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Parent will each use their commercially reasonable best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall use commercially reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

               (b) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

          SECTION 5.7. Special Severance Arrangements. The
Severance Benefit Plan for Employees of OSi Specialties
Effective August 1, 1995 (the "Terminated Plan") will be terminated on or prior to the Effective Time. With respect to the approximately 129 employees hired by the Company and

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its Subsidiaries since June 1993 (excluding those located in
Europe and South America):

               (a) Severance benefits for those who are executive officers of OSi Inc. and are parties to an employment contract providing for severance benefits will be as provided in such contracts.

               (b) Any such employee who is an executive officer of OSi Inc. but not a party to such an employment contract will be entitled to special severance payments from the Company at the level contemplated by the Terminated Plan only if one of the following events shall take place within one year after the Effective Time with respect to such employee:

                    (i) an affirmative discharge from
               employment (other than for cause);

                   (ii) a diminution of salary; or

                  (iii) relocation to an office more than
               50 miles from his present site of employment.

               (c) Any other such employee will be entitled to special severance payments from the Company at the level contemplated by the Terminated Plan only in the event of an affirmative discharge (other than for cause) within one year after the Effective Time.

Except as provided above, employees of the Company or its Subsidiaries whose employment is terminated after the Effective Time shall be entitled to severance benefits in accordance with Parent's then applicable severance policies.


                         ARTICLE VI

                    CONDITIONS PRECEDENT

          SECTION 6.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and

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

authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including those set forth in Section 3.1(c)(E) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Sub shall have been made or obtained (as the case may be).

               (b) HSR Act, etc. The waiting period (and any extension thereof) applicable to the Merger under the HSR
Act and those foreign jurisdictions identified in Section
3.1(c)(E) of the Disclosure Schedule shall have been terminated or shall have otherwise expired.

               (c) No Injunctions or Restraints. No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its commercially reasonable best efforts to have any such order or injunction vacated.

          SECTION 6.2. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

               (a) Representations and Warranties. The
representations and warranties of the Company set forth in
Section 3.1 that are qualified as to materiality shall be true and correct, and those representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

               (b) Performance of Obligations of the
Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect. Without limiting the generality of the foregoing, the Company shall

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

have performed in all respects its obligations under Sections 2.2 and 2.3 with respect to the Options and Warrants, respectively. In addition, the Company shall have delivered to Parent immediately prior to the Effective Time a certificate signed by the chief financial officer of the Company which sets forth the aggregate amount of Transaction Fees, and the corresponding Per Share Transaction Fee, incurred by the Company through the Effective Time.

               (c) Dissenting Common Shares. The number of
Dissenting Common Shares shall not exceed 3% of the number of shares of Company Common Stock outstanding on the date hereof.

               (d) Severance Benefit Plan. The Severance
Benefit Plan for Employees of OSi Specialties Effective August 1, 1995 shall have been terminated and no employee of the Company or any of its Subsidiaries shall have any rights thereunder.

          SECTION 6.3. Conditions to Obligations of the
Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

               (a) Representations and Warranties. The
representations and warranties of Parent and Sub set forth in Section 3.2 that are qualified as to materiality shall be true and correct, and those representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

               (b) Performance of Obligations of Parent and
Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.



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                        ARTICLE VII

             TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective
Time:

               (a) by mutual written consent of Parent and the Company; or

               (b) by either Parent or the Company if the Merger shall not have been consummated on or before November 30, 1995, except that if any required governmental or regulatory approvals under Section 6.1(a) or (b) shall not have then been obtained, such date shall be extended until each such approval is obtained (but in no event shall such date be extended beyond January 31, 1996), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by such party; or

               (c) by either Parent or the Company if any Government Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

          SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 5.1 and Sections 3.1(1), 3.2(e), 7.2 and 8.2. Nothing contained in this Section shall relieve any party from any liability resulting from any willful and material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.3. Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval by such stockholders as set forth in

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Section 3.1(j).  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.5. Procedure for Termination, Amend-ment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                        ARTICLE VIII

                     GENERAL PROVISIONS

          SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.2. Fees and Expenses. Whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.


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

          SECTION 8.3. Definitions. For purposes of this
Agreement:

               (a) an "affiliate" of any person means
another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

               (b) an "ERISA Affiliate" means any person, whether or not incorporated, that together with the Company, would be treated as single employer under Section 414 of the Code;

               (c) a "Material Adverse Effect" means, with respect to any person, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, results of operations or financial condition of such person and its Subsidiaries taken as a whole;

               (d) a "Material Subsidiary" means each
Subsidiary of the Company that constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation
S-X of the Securities and Exchange Commission (the "SEC"), including each of OSi Inc., OSi Specialties SA, OSi
Specialties Italia S.p.A., OSi Specialties Benelux N.V. and
OSi Specialties do Brasil Ltda.;

               (e) "person" means an individual,
corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

               (f) a "Subsidiary" of any person means any person of which such first person owns, directly or indirectly, 50% or more of the equity securities the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such person.

          SECTION 8.4. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing

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











proof of delivery) to the parties at the following addresses
(or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent or Sub, to

                    Witco Corporation
                    One American Lane
                    Greenwich, Connecticut 06831
                    Attention: General Counsel

                    with a copy to:

                    Cravath, Swaine & Moore
                    825 Eighth Avenue
                    New York, New York 10019
                    Attention: Ronald S. Rolfe, Esq.; and

               (b)  if to the Company, to

                    OSi Specialties Holding Company
                    39 Old Ridgebury Road
                    Danbury, Connecticut 06810
                    Attention: General Counsel

                    with copies to:

                    Donaldson, Lufkin & Jenrette Securities
                    Corporation
                    140 Broadway
                    48th Floor
                    New York, New York 10005-1285
                    Attention: Steven G. Puccinelli

                    and

                    DLJ Merchant Banking, Inc.
                    140 Broadway
                    48th Floor
                    New York, New York 10005-1285
                    Attention: Lawrence M.v.D. Schloss

                    and

                    Gerald S. Backman, P.C.
                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York 10153


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

          SECTION 8.5. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.7. Entire Agreement; Third-Party
Beneficiaries. This Agreement and the confidentiality agreement referred to in Section 5.1 constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of Section 5.3 (solely in respect of officers and directors of the Company and its Subsidiaries) and Section 5.7 (solely in respect to those officers and employees referred to therein) to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefitted by, such provisions.

          SECTION 8.8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be

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

binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transaction contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware.




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

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         WITCO CORPORATION,


                         By: /s/ William R. Toller
                             --------------------------------
                             Name: William R. Toller
                             Title: Chairman of the Board and
                                    Chief Executive Officer


                         WITSIL CORPORATION,


                         By: /s/ Dustan E. McCoy
                             ---------------------------------
                             Name: Dustan E. McCoy
                             Title: President


                         OSI SPECIALTIES HOLDING COMPANY,


                         By: /s/ James H. Cornell
                             --------------------------------
                             Name: James H. Cornell
                             Title: Vice President


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

                                                EXHIBIT 2(b)



                         STOCKHOLDERS AGREEMENT dated as of
                    September 10, 1995, among WITCO
                    CORPORATION, a Delaware corporation
                    ("Parent"), OSI SPECIALTIES HOLDING
                    COMPANY, a Delaware corporation (the
                    "Company"), and the other parties
                    signatory hereto (each, a
                    "Stockholder").


          WHEREAS each Stockholder desires that the Company, Parent and Witsil Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Sub with and into the Company (the "Merger"); and

          WHEREAS each Stockholder and the Company are executing this Agreement as an inducement to Parent to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;


          NOW, THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

          1. Representations and Warranties. Each
Stockholder severally represents and warrants to Parent as follows:

          (a) Such Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of Company Common Stock set forth opposite such Stockholder's name in Schedule A hereto (such Stockholder's "Shares"). Except for such Stockholder's Shares and any other shares of Company Common Stock subject hereto, such Stockholder is not the record or beneficial owner of any shares of Company Common Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable in accordance with its terms.

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


          (b) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or is bound or to which such Stockholder's Shares are subject. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by such Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or such Stockholder's Shares, except for any necessary filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          (c) Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, by a nominee or custodian for the benefit of such Stockholder or by a permitted transferee, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the existing terms of a trust of which such Stockholder is the trustee.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission payable by the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (e) Such Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.


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

          2. Voting Agreements. Each Stockholder severally agrees with, and covenants to, Parent as follows:

          (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to adversely affect the Stockholder.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or (ii) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal or transaction involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement
(each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

          3. Covenants. Each Stockholder severally agrees with, and covenants to, Parent as follows:

          (a) Such Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with

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

respect to such Shares; provided that any such Stockholder may transfer (as defined above) any of such Stockholder's
Shares to any other person that is on the date hereof, or that prior to such transfer becomes pursuant to an express written agreement, a party to this Agreement bound by all the obligations of a "Stockholder" hereunder.

          (b) Upon the satisfaction of all the conditions set forth in the Merger Agreement, such Stockholder's Shares shall, pursuant to the terms of the Merger Agreement, be exchanged for the consideration provided in the Merger Agreement. Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

          (c) Such Stockholder shall not, nor shall it authorize any investment banker, attorney or other adviser or representative of such Stockholder to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of such Stockholder, whether or not such person is purporting to act on behalf of such Stockholder or otherwise, shall be deemed to be in violation of this
Section 3(c) by such Stockholder. For all purposes hereof, "takeover proposal" means any proposal for a merger or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in any voting securities of, or a substantial portion of the assets of the Company or any of its subsidiaries, other than the Merger and the other transactions contemplated by the Merger Agreement and other than any transfer expressly permitted by the proviso to Section 3(a).

          4. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors. In the

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

event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company
Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

          5. Stop Transfer. The Company agrees with, and covenants to, Parent that the Company shall not register the transfer of any certificate representing any Stockholder's Shares, unless such transfer is made to Parent or Sub or otherwise in compliance with this Agreement. Each Stockholder agrees that such Stockholder will tender to the Company, within 15 business days after the date hereof, any and all certificates representing such Stockholder's Shares and the Company will inscribe upon such certificates the following legend: "The shares of Common Stock, $.01 par value, of OSi Specialties Holding Company represented by this certificate are subject to a Stockholders Agreement dated as of September 10, 1994, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of OSi Specialties Holding Company".

          6. Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

          7. Stockholder Capacity. No person executing this
Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each
Stockholder signs solely in his or her capacity as the

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

record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares.

          8. Regulatory Approval. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions.

          9. Further Assurances. Each Stockholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof.

         10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms.

         11. Public Announcements. Each Stockholder will consult with Parent before issuing, and provide Parent with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         12. Miscellaneous. (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger
Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(i) if to Parent or the Company, to the address set forth in
Section 8.4 of the Merger Agreement; and (ii) if to any Stockholder, to it c/o DLJ Merchant Banking, Inc., 140 Broadway, 48th Floor, New York, N.Y. 10005-1285, Attention:
Lawrence M.v.D. Schloss.


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

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Parent, the Company and such Stockholder and delivered to Parent, the Company and such Stockholder.

          (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly contemplated by Section 3(a). Any assignment in violation of the foregoing shall be void.

          (h) Each Stockholder agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal

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

jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          (i) If any term, provision, covenant or
restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.


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

          (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.


          IN WITNESS WHEREOF, Parent, the Company and the
Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                         WITCO CORPORATION,

                         by /s/ William R. Toller
                            -------------------------------
                            Name:  William R. Toller
                            Title: Chairman of the
                                   Board and Chief
                                   Executive Officer


                         OSI SPECIALTIES HOLDING
                         COMPANY,

                         by /s/ James H. Cornell
                            -------------------------------
                            Name:  James H. Cornell
                            Title: Vice President


                         DLJ FIRST ESC LLC,

                         By: DLJ LBO Plans Management
                             Corporation, its Manager

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory


                         DLJ CAPITAL CORPORATION,

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory



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

                         SPROUT GROWTH II, L.P.,

                         BY: DLJ Capital Corporation,
                             its General Partner

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory


                         SPROUT GROWTH VI, L.P.,

                         BY: DLJ Capital Corporation,
                             its General Partner

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory


                         DLJ MERCHANT BANKING FUNDING,
                         INC.,

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory


                         DLJ OFFSHORE PARTNERS, C.V.,

                         BY: DLJ Merchant Banking,
                             Inc., its Advisory Partner

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory



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

                         DLJ INTERNATIONAL PARTNERS, C.V.,

                         BY: DLJ Merchant Banking,
                             Inc., its Advisory Partner

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory


                         DLJ MERCHANT BANKING PARTNERS,
                         L.P.,

                         BY: DLJ Merchant Banking,
                             Inc., its Managing General
                             Partner

                         By: /s/ Lawrence M.v.D. Schloss
                             --------------------------------
                             Name: Lawrence M.v.D. Schloss
                             Title: Authorized Signatory





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



                                                  SCHEDULE A
                               TO THE STOCKHOLDERS AGREEMENT



                    List of Stockholders

       Name                             Stock Ownership
       ----                             ---------------

DLJ FIRST ESC LLC                  850,542 shares of Common
                                   Stock

DLJ CAPITAL CORPORATION            10,942 shares of Common
                                   Stock

SPROUT GROWTH II, L.P.             107,462 shares of Common
                                   Stock

SPROUT CAPITAL VI, L.P.            69,096 shares of Common
                                   Stock

DLJ MERCHANT BANKING               1,555,134 shares of Common
FUNDING, INC.                      Stock

DLJ OFFSHORE PARTNERS, C.V.        106,770 shares of Common
                                   Stock

DLJ INTERNATIONAL PARTNERS,        1,784,641 shares of Common
C.V.                               Stock

DLJ MERCHANT BANKING               4,015,413 shares of Common
PARTNERS, L.P.                     Stock



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
                                                  EXHIBIT 20

Contact:  C.R. Soderlind 203 552-2224
          Senior Vice President
          S. L. Levy    203 552-2266
          Manager Public Relations           For Immediate Release

   WITCO SIGNS AGREEMENT TO ACQUIRE OSi SPECIALTIES INC.;
     ANNOUNCES INTENTION TO DIVEST ITS LUBRICANTS GROUP


GREENWICH, CT, September 11, 1995 -- Witco Corporation (NYSE:WIT) announced today that it has entered into an agreement to acquire OSi Specialties Inc. ("OSi") from an investor group led by DLJ Merchant Banking Partners, L.P. through a cash merger transaction which values
100 percent of OSi's equity at $486 million. The acquisition of OSi has been approved by OSi's shareholders but remains subject to certain domestic and foreign regulatory approvals and customary closing conditions.
     Witco also announced its intention to divest its Lubricants Group. The Lubricants Group, with 1994 sales of $404 million, comprises three distinct businesses; (i) Lubricants, including Kendall(R) and Amalic(R) brand motor oils; (ii) Greases, such as private label greases, fluid lubricants, and LubriMatic(R) brand lubricants and hand-held grease guns; and (iii) Golden Bear(TM) naphthenic process oils and road and surface materials.
     OSi is a leading global producer of organofunctional silane and other specialty silicone derivative products. Witco expects OSi to have 1995 sales of $450 million with close to 50 percent of sales outside of the United States. The company has over 1250 employees with facilities in Sistersville and South Charleston, West Virginia; Tarrytown, New York;
and Texas City, Texas; as well as Italy, Belgium, Switzerland, Brazil, Mexico, South Korea, Singapore, Malaysia, Indonesia, and Thailand.
     William R. Toller, chairman and chief executive officer of Witco said, "Properties with the product and market fit of OSi are rarely available and an opportunity such as this is unique. This acquisition fits directly in with the strategy of focusing on higher-margin specialty chemcial businesses which we have been implementing over the past two years. We believe that this transaction will be accretive in 1996, provide an excellent platform for Witco's future growth, and will help deliver value to our shareholders."
     Witco will finance the acquisition with cash-on-hand and available bank facilities. It is Witco's intention to replace all or part of such bank financing in the public markets in due course.
     With the acquisition of OSi and the subsequent divestiture of the Lubricants Group, Witco will be firmly positioned as a worldwide specialty chemical company, concentrating its resources on its key product lines of oleochemicals, petroleum specialties, urethane systems, surfactants, polymer additives, and silicone derivatives. Witco is replacing businesses that have not fit into its existing core portfolio with higher growth, higher margin specialty chemical businesses. Each of OSi's product lines has a customer and an application fit within Witco's existing product portfolios. OSi's presence in Asia, South America, and Eastern Europe will provide the base for acceleration of growth of Witco's existing products.
     Witco Corporation is a worldwide manufacturer of specialty chemical and specialty petroleum products with 1994 annual sales in excess of $2.2 billion.

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